Exhibit 99.1

Venus Concept Announces First Patient Treatment in Study Evaluating the Safety and Efficacy of Aime™ Next Generation Robotic Technology for the Treatment of Moderate to Severe Facial Wrinkles

TORONTO, April 25, 2022 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that the first patient has been treated in a U.S. Investigational Device Exemption (IDE) clinical study evaluating the safety and efficacy of the Company’s Aime™ next generation robotic technology for the treatment of moderate to severe facial wrinkles. Aime is a robotic platform designed to provide micro-coring for medical aesthetic applications.

“The introduction of robotics is one of the most exciting breakthroughs in aesthetic medicine,” said principal investigator Steven Dayan, M.D. “While robotic technologies have impacted nearly all fields of medicine and industry, they have been slow to take a hold in aesthetics given the need to be precise, patient and provider friendly, and affordable, while also delivering a reliable aesthetic improvement. However, recent advancements in technology and thinking are leading to newer designs and treatments.”

Dr. Dayan continued: “We are pleased to have successfully completed the initial patient treatment with the Aime robotic platform for this important clinical study. Aime represents an innovative approach to aesthetic procedures, with the potential to provide clinicians with consistent, predictable treatment delivery and enhanced visualization. Aime could very well differentiate adopting clinicians as the use of robotic technology emerges in aesthetic procedures.”

The study is a prospective, multicenter clinical study evaluating the safety and efficacy of mechanical coring to improve the appearance of wrinkles of the face. It will be conducted at four investigational centers in the U.S. and consist of up to 70 subjects between 22 and 75 years of age. The study will evaluate the progress of subjects after two treatments on the cheeks, delivered 30 days apart. The primary endpoint will be the proportion of correctly identified photograph sets from baseline and Day 120 as assessed by at least 3 independent blinded evaluators.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com